UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): January 26, 2026

AMERICAN TOWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
222 Berkeley Street
Boston, Massachusetts 02116
(Address of Principal Executive Offices) (Zip Code)
(617) 375-7500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMT	New York Stock Exchange
1.950% Senior Notes due 2026	AMT 26B	New York Stock Exchange
0.450% Senior Notes due 2027	AMT 27C	New York Stock Exchange
0.400% Senior Notes due 2027	AMT 27D	New York Stock Exchange
4.125% Senior Notes due 2027	AMT 27F	New York Stock Exchange
0.500% Senior Notes due 2028	AMT 28A	New York Stock Exchange
0.875% Senior Notes due 2029	AMT 29B	New York Stock Exchange
0.950% Senior Notes due 2030	AMT 30C	New York Stock Exchange
3.900% Senior Notes due 2030	AMT 30D	New York Stock Exchange
4.625% Senior Notes due 2031	AMT 31B	New York Stock Exchange
1.000% Senior Notes due 2032	AMT 32	New York Stock Exchange
3.625% Senior Notes due 2032	AMT 32B	New York Stock Exchange
1.250% Senior Notes due 2033	AMT 33	New York Stock Exchange
4.100% Senior Notes due 2034	AMT 34A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 26, 2026, American Tower Corporation (the “Company”) appointed Paul Blanchett as its Senior Vice President and Chief Accounting Officer (Principal Accounting Officer), effective April 27, 2026 (the “Start Date”). As previously disclosed, the Company’s current Senior Vice President and Chief Accounting Officer, Robert J. Meyer, will remain with the Company in his current role until the Start Date, after which he will assist with the transition until his retirement from the Company, which will occur prior to the end of 2026.

Mr. Blanchett, 42, has served as Chief Accounting Officer of GXO Logistics, Inc. since 2021. Mr. Blanchett previously served as Corporate Controller at XPO Logistics, Inc. from 2019 to 2021, and as Global Controller for the Oilfield Services segment at Baker Hughes from 2017 to 2019, where he oversaw substantial financial operations and compliance across multiple countries. Prior to such roles, Mr. Blanchett also served in various leadership roles in controllership at General Electric and earlier auditing roles at PricewaterhouseCoopers. Mr. Blanchett holds a Bachelor of Business Administration in Accountancy from Western Michigan University's Haworth College of Business.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Blanchett and any of the Company’s executive officers or directors or persons nominated or chosen to become directors or executive officers. There is no arrangement or understanding between Mr. Blanchett and any other person pursuant to which Mr. Blanchett will be serving as the Senior Vice President and Chief Accounting Officer of the Company. There are no transactions involving the Company and Mr. Blanchett that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Blanchett will receive a base salary of $450,000 per year and will be eligible for an annual cash bonus of up to 90% of his base salary. Mr. Blanchett will also receive (i) a $200,000 signing bonus following the Start Date and (ii) a $50,000 relocation bonus to relocate near the Company’s corporate headquarters, each of which will be repaid to the Company on a pro-rata basis if he leaves the Company within 12 months of payment of these.

The Company will recommend to its Compensation and Human Capital Committee that Mr. Blanchett receive (i) an initial equity award with an aggregate value of $500,000 and (ii) a make-whole equity award with an aggregate value of $2,125,000 to account for equity Mr. Blanchett expects to forfeit from his current employer, each of which are: pursuant to the Company’s 2007 Equity Incentive Plan, as amended, expected to be granted following the Start Date, and consisting of restricted stock units that vest 1/3rd annually over three years, commencing one year from the date of grant. The number of shares subject to each of these awards will be determined using the closing price of the Company’s common stock on the grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date:	January 29, 2026	By:	/s/ Rodney M. Smith
Rodney M. Smith
Executive Vice President, Chief Financial Officer and Treasurer